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                                                                    EXHIBIT 99.1


[EMS TECHNOLOGIES, INC. LOGO]               NEWS RELEASE
                                            Atlanta, GA
                                            January 26, 2006


                                            Contact: Investor Relations
                                            Phone: (770) 729-6510
                                            E-mail: investor.relations@ems-t.com
                                            www.ems-t.com


                    EMS TECHNOLOGIES REAFFIRMS 2005 GUIDANCE
                                       AND
                             ANNOUNCES 2006 GUIDANCE

ATLANTA -- JANUARY 26, 2006 -- EMS Technologies, Inc. (Nasdaq - ELMG) today reaffirmed its earnings guidance for 2005 and provided earnings guidance for fiscal 2006. The Company announced that it expects to report earnings from continuing operations in 2005 of $0.80 - $0.85 per share on net sales exceeding $300 million, as compared with $0.65 per share in 2004 on net sales of $247 million. Looking ahead to 2006, the Company expects earnings from continuing operations of $1.05 to $1.15 per share, without giving effect to potential stock option expenses resulting from the adoption of Statement of Financial Accounting Standards No. 123R, or to dilution resulting from the Company's proposed stock offering. The Company's 2006 earnings expectation is based on, among other things, the expected demand for current products, the planned introduction of new products, and the Company's outlook for defense communications programs. The Company anticipates that its operating margin for 2006 will be approximately 7%.

The Company has filed a registration statement (including a prospectus) with the SEC for a public offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-248-8863, ext. 72400.

                                 ---------------

EMS TECHNOLOGIES, INC. is a leading designer, manufacturer and marketer of advanced wireless communications products for diverse commercial, defense and government markets. The Company focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. The Company has the following four reporting segments:

DEFENSE & SPACE SYSTEMS highly engineered hardware components and subsystems for defense electronics and sophisticated satellite applications;

LXE rugged computers and wireless data networks used for logistics applications in warehouses and container ports;

SATCOM terminals and antennas that enable end-users in aircraft to communicate over satellite networks; and

EMS WIRELESS wireless base station antennas to the domestic PCS/cellular infrastructure market.

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                                                                NEWS RELEASE
                                                                (Continued)

                                                                Atlanta, GA
                                                                January 26, 2006


Statements contained in this press release regarding the Company's expectations for its financial results for 2005 and 2006, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ materially from those statements as a result of a wide variety of factors. Such factors include, but are not limited to:

     o economic conditions in the U.S. and abroad and their effect on capital spending in the Company's principal markets;

     o difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

     o the requirement to obtain waivers from its bank creditors of financial-performance covenants contained in the Company's credit agreements, should the Company fail to meet its expectations for earnings and positive cash flow in future quarters, and the risk of credit agreement default if any such waiver should be required and cannot be obtained;

     o successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

     o uncertainties related to the completion of the proposed sale of the Company's SatNet division, which is the subject of a definitive sale agreement, including external market conditions, financing availability and other factors that could affect the purchaser's ability to complete such transaction on the terms and timing expected by the Company;

     o the ability of the Company to obtain patent licenses, with satisfactory license rights and royalty rates, from owners of RFID-related patents that the Company concludes are valid and would otherwise be infringed by Company products;

     o    U.S. defense budget pressures on near-term spending priorities;

     o uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

     o volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company's non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

     o successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

     o changes in the Company's consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;


                                     (more)

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                                                                NEWS RELEASE
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                                                                Atlanta, GA
                                                                January 26, 2006


     o successful transition of products from development stages to an efficient manufacturing environment;

     o changes in the rates at which our products are returned for repair or replacement under warranty;

     o customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony and space-based communications);

     o the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

     o the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

     o the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

     o development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

     o the demand growth for various mobile and high-speed data communications services, and the possible effect of public health concerns about alleged health risks of radio frequency emissions;

     o the Company's ability to attract and retain qualified personnel, particularly those with key technical skills;

     o the availability of sufficient additional credit or other financing, on acceptable terms, to support the Company's expected growth;

     o the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products;

     o the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule;

     o the effects of consolidation in the telecommunications service provider industry, including effects on the numbers of suppliers used by the Company's customers, the overall demand by such customers for our products, and the possibility that such customers may demand greater price concessions; and


                                     (more)

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                                                                NEWS RELEASE
                                                                (Continued)

                                                                Atlanta, GA
                                                                January 26, 2006


     o uncertainties associated with U.S. export controls and the export license process, which restrict the Company's ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company's ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.

     Additional relevant factors and risks are identified under the caption "Risk Factors" in the preliminary prospectus included in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 26, 2006.


FOR FURTHER INFORMATION PLEASE CONTACT:  DON T. SCARTZ
                                         CHIEF FINANCIAL OFFICER
                                         770-729-6510


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